              As filed with the Securities and Exchange Commission
                               on January 7, 1998
                                                           Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              REDWOOD TRUST, INC.
                              -------------------
             (Exact Name of registrant as specified in its charter)


               Maryland                                 68-0329422
               --------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    591 Redwood Highway, Suite 3100
        Mill Valley, California                            94941
        -----------------------                            -----
(Address of principal Executive Offices)                 (Zip Code)


If this Form relates to the registration of a               If this Form relates to the registration of a
class of securities pursuant to Section 12(b) of            class of securities pursuant to Section 12(g) of
the Exchange Act and is effective upon filing               the Exchange Act and is effective pursuant to
pursuant to General Instruction A.(c), please               General Instruction A.(d), please check the
check the following box.  [ X ]                             following box.  [   ]

 Securities Act registration statement file number to which this form relates:
                                      N/A
                                    -------
                                (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Common Stock, par value $.01 per share                   New York Stock Exchange
--------------------------------------                   -----------------------

Class B 9.74% Cumulative Convertible Preferred
----------------------------------------------
Stock, par value $0.01 per share                         New York Stock Exchange
--------------------------------                         -----------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The title of the common stock of the Registrant being registered hereby is Common Stock, par value $.01 per share (the "Common Stock"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form S-11, filed with the Securities and Exchange Commission on June 30, 1995 (33-94160), under the captions "Prospectus Summary," "Description of Capital Stock" and "Certain Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.

         The title of the preferred stock of the Registrant being registered hereby is Class B 9.74% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"). The description of the Preferred Stock is contained in the Registrant's 424(b)(1) Prospectus filed with the Securities and Exchange Commission on August 12, 1996, under the captions "Prospectus Summary," "Description of Capital Stock" and "Certain Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.


         Item 2. Exhibits

         Instruments defining the rights of holders of the securities being registered hereunder:

         3.1*       Articles of Amendment and Restatement of the Registrant

         3.3*       Bylaws of the Registrant

         4.2**      Specimen Common Stock Certificate

         4.3***     Specimen Preferred Stock Certificate

______________________________

         * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Company's most recent Form 10-K (Commission No. 0-26436) filed by the Registrant with the Securities and Exchange Commission.

         ** Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (33-92272) filed by the Registrant with the Securities and Exchange Commission.

         *** Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-08363) filed by the Registrant with the Securities and Exchange Commission.
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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    January 7, 1998



                                             REDWOOD TRUST, INC.




                                             By:  /s/ Vickie L. Rath
                                                 -----------------------------
                                                 Vickie L. Rath
                                                 Vice President, Treasurer and
                                                 Controller
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                                 EXHIBIT INDEX





Exhibit Number
--------------

     3.1*        Articles of Amendment and Restatement of the Registrant

     3.3*        Bylaws of the Registrant

     4.2**       Specimen Common Stock Certificate

     4.3***      Specimen Common Stock Certificate





______________________________

     * Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Company's most recent Form 10-K (Commission No. 0-26436) filed by the Registrant with the Securities and Exchange Commission.

     ** Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (33-92272) filed by the Registrant with the Securities and Exchange Commission.

     *** Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-08363) filed by the Registrant with the Securities and Exchange Commission.